SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Event: August 14 and 22, 2002
Date of Report: August 28, 2002

IRONSTONE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

0-12346 (Commission File Number)	2829956 (I.R.S. Employer Identification Number)

539 Bryant Street, Suite 100 San Francisco, California (Address of principal executive offices)	94107 (Zip Code)

Registrant’s telephone number, including area code: (415) 551-8603

Item 2. Acquisition or Disposition of Assets.
SIGNATURE

Item 2. Acquisition or Disposition of Assets.

On August 22, 2002, the registrant completed the sale of all of its interest in Interlinq Software Corp. (“Interlinq”). The net consideration that registrant received for its interest in Interlinq, consisting of 263,200 shares of stock, was $1,595,443.81. The Interlinq shares were sold into the market via broker-executed trades on August 14 and 22, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

IRONSTONE GROUP, INC. (Registrant)

DATE: August 28, 2002
	By:	/s/ Nicholas Giordano

Nicholas Giordano Chief Executive Officer